SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 1, 2013

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-173119	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Century Park East
6th Floor, Suite 73, Century City, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 407-5452

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On June 1, 2013, the registrant entered into a letter of intent to merge D & B Records, Inc., a Delaware corporation, into the registrant.   D & B owns the rights to forty one (41) music titles.  Encumbering the music titles is a $242,000 promissory note payable to Pegasus Group, Inc., a non-affiliate, as well as the accrued interest on the note of $112,824.  Pursuant to the proposed terms of the merger, the registrant will issue seven million (7,000,000) Preferred Series A shares in exchange for all the outstanding common shares of D & B held by David Michery, its sole shareholder.   Mr. Michery is an officer and director of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management Inc.

By:

/s/ David Michery

David Michery

Chief Executive Officer

Dated:  June 14, 2013